UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Fate Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3535 General Atomics Court, Suite 200

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 2, 2017

The Annual Meeting of Stockholders of Fate Therapeutics, Inc. (the “Company”) will be held on Tuesday, May 2, 2017 at 8:00 a.m. local time, at the offices of Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121, for the following purposes:

1.	To elect two Class I directors, as nominated by the Company’s Board of Directors, to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

3.	To approve, under applicable NASDAQ listing rules, the issuance of 14,097,745 shares of the Company’s common stock upon the conversion of 2,819,549 outstanding shares of the Company’s Class A Convertible Preferred Stock;

4.	To approve an amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan and to approve the material terms for payment of performance-based compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Proposal 1 relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Thursday, March 9, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. You may also request a paper proxy card at any time before April 21, 2017 to submit your vote by mail. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

Fate Therapeutics, Inc.

/s/ J. Scott Wolchko J. Scott Wolchko President and Chief Executive Officer

San Diego, California

March     , 2017

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

PROXY STATEMENT	1

PROPOSAL 1—ELECTION OF DIRECTORS	5

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17

PROPOSAL 3— APPROVAL, UNDER APPLICABLE NASDAQ LISTING RULES, OF THE ISSUANCE OF 14,097,745 SHARES OF THE COMPANY’S COMMON STOCK UPON THE CONVERSION OF 2,819,549 OUTSTANDING SHARES OF THE COMPANY’S CLASS A CONVERTIBLE PREFERRED STOCK	19

PROPOSAL 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2013 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2013 PLAN AND APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION	21

EXECUTIVE OFFICERS	27

COMPENSATION OF EXECUTIVE OFFICERS	29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45

AUDIT COMMITTEE REPORT	46

HOUSEHOLDING OF PROXY MATERIALS	47

OTHER MATTERS	48

FATE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 2, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Fate Therapeutics, Inc. (the “Company”), a Delaware corporation, to be held at 8:00 a.m. local time on Tuesday, May 2, 2017 and at any adjournments or postponements thereof for the following purposes:

•	To elect two Class I directors, as nominated by the Company’s Board of Directors (“Board of Directors”), to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

•	To approve, under applicable NASDAQ listing rules, the issuance of 14,097,745 shares of the Company’s common stock upon the conversion of 2,819,549 outstanding shares of the Company’s Class A Convertible Preferred Stock;

•	To approve the amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan (the “2013 Plan”) to, among other things, increase the number of shares of the Company’s common stock reserved for issuance under the 2013 Plan by 2,500,000 shares and to approve the material terms for payment of performance-based compensation under the 2013 Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the offices of the Company, 3535 General Atomics Court, Suite 200, San Diego, CA 92121. On or about March     , 2017, we mailed to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2016 Annual Report on Form 10-K (“Annual Report”).

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice, to be mailed on or about March     , 2017.

On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.astproxyportal.com/ast/18615. The proxy materials will be available free of charge. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Annual Report) over the internet or through other methods specified on the website. The website contains instructions as to how to vote by internet or over the telephone. The Notice also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on March 9, 2017 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 9, 2017, there were                 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Ernst & Young LLP	Majority	Yes
Approval of the issuance of shares of common stock upon conversion of the Company’s outstanding Class A Convertible Preferred Stock	Majority	No

Approval of the amendment and restatement of the 2013 Plan to increase the number of shares of common stock reserved for issuance under the 2013 Plan and approval of the material terms for payment of performance-based compensation

	Majority	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the two nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two—Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Three – Approval of the Issuance of Shares of Common Stock upon Conversion of the Company’s Outstanding Class A Convertible Preferred Stock. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Four– Approval of the Amendment and Restatement of the 2013 Plan to Increase the Number of Shares of Common Stock Reserved for Issuance Under the 2013 Plan and Approval of the Material Terms for Payment of Performance-Based Compensation. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company’s two (2) nominees as Class I directors; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017; (iii) approval of the issuance of shares of the Company’s common stock upon the conversion of the Company’s outstanding Class A Convertible Preferred Stock; (iv) approval of the amendment and restatement of the 2013 Plan to increase the number of shares of common stock reserved under the 2013 Plan and approval of the material terms for payment of performance-based compensation under the 2013 Plan as required by Section 162(m) of the Code; and (v) as the proxy holder deems advisable, in his or her discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Monday, May 1, 2017. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Cindy R. Tahl, Secretary, c/o Fate Therapeutics, Inc., at the address of our principal executive offices at 3535 General Atomics Court, Suite 200, San Diego, CA 92121. Our telephone number is (858) 875-1800. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2018 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than November         , 2017 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2018 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the “SEC”). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after             , 2018.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 2, 2018 and no later than February 1, 2018. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I expires. Our two Class I directors will both stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of seven members. If both of the Class I director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I—Drs. Robert S. Epstein and John D. Mendlein; Class II—Mr. Mark J. Enyedy, and Drs. Amir Nashat and William H. Rastetter; and Class III—Messrs. J. Scott Wolchko and Timothy P. Coughlin.

In the absence of instructions to the contrary, the person named as proxy holder in the accompanying proxy intends to vote in favor of the election of the nominees designated below to serve until the 2020 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 1, 2017 are set forth below.

Name	Age	Position
J. Scott Wolchko	46	President, Chief Executive Officer and Director
William H. Rastetter, Ph.D.(1)(2)(3)	68	Chairman of the Board
John D. Mendlein, Ph.D., J.D.(3)	57	Vice Chairman of the Board
Timothy P. Coughlin(1)(2)	50	Director
Mark J. Enyedy(1)(2)	53	Director
Robert S. Epstein, M.D., M.S.(2)	61	Director
Amir Nashat, Sc.D.(3)	44	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Nominees for Director

Class I:

The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified.

The Board of Directors recommends that you vote FOR the following nominees.

Robert S. Epstein, M.D., M.S. has served as a member of our Board of Directors since March 2014. Dr. Epstein is an epidemiologist and strategic consultant to life sciences companies and serves as a director on the boards of Veracyte, Inc., a molecular diagnostic company, Illumina, Inc., a life sciences company, and Proteus Digital Health, Inc., a healthcare technology company. From August 2010 to April 2012, Dr. Epstein served as president of the Medco-UBC Division and Chief Research and Development officer of Medco Health Solutions, Inc. (“Medco”), a managed healthcare company. In this role, Dr. Epstein was responsible for all of Medco’s clinical research initiatives, including the Medco Research Consortium and United BioSource Corporation. Dr. Epstein served as Senior Vice President and Chief Medical Officer from 1997 to August 2010 at Medco and was appointed President of the Medco Research Institute in 2009. Before joining the private sector, Dr. Epstein was trained as an epidemiologist and held various positions in public health and academia. He is a past elected President of the International Society of Pharmacoeconomics and Outcomes Research and has served on the Board of Directors for the Drug Information Association. In 2008, Dr. Epstein was nominated and elected to the Federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee, and the AHRQ CERT (Centers for Education and Research on Therapeutics) Committee. Dr. Epstein holds a B.S. and an M.D. from the University of Michigan and an M.S. from the University of Maryland.

The Board of Directors has determined that Dr. Epstein’s extensive operating, commercial, and senior management experience in the biotechnology industry, as well as his expertise in health economics, qualifies him to serve as a member of our Board of Directors.

John D. Mendlein, Ph.D., J.D. has served as our Vice Chairman of the Board since November 2011 and a director since April 2008. He also previously served as our Chief Executive Officer, as well as the founding Chairman of the Board and Chief Science Officer. Dr. Mendlein also serves as a member of the board and as Chief Executive Officer of aTyr Pharma, Inc., a biopharmaceutical company, positions he has held since July 2010 and September 2011, respectively. From July 2010 to December 2015, Dr. Mendlein also served as Executive Chairman of the Board of Directors for aTyr Pharma, Inc. He also holds board positions with Axcella Health, Inc., an amino acid biologics company, The BIO (Biotechnology Industry Organization) emerging companies board, Editas Medicine, Inc., a genome editing company, and Moderna Therapeutics, Inc, an mRNA therapeutics company. Dr. Mendlein previously served from 2005 to 2008 as the Chief Executive Officer of Adnexus Therapeutics, Inc., a biopharmaceutical company, which was purchased by Bristol-Myers Squibb (BMY) in 2008. Dr. Mendlein also served on the board of directors of Monogram Biosciences, Inc., an HIV and oncology diagnostic company that was acquired by Laboratory Corporation of America Holdings in 2009. Before that, he served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals Ltd. (acquired by Debiopharm Group) from 2000 to 2005, and board member, General Counsel and Chief Knowledge Officer at Aurora Bioscience Corporation (acquired by Vertex Pharmaceuticals, Inc.) from August 1996 to September 2001. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles, a J.D. from the University of California, Hastings College of the Law, and a B.S. in biology from the University of Miami.

The Board of Directors has determined that Dr. Mendlein’s extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Class II: Currently Serving Until the 2018 Annual Meeting

Mark J. Enyedy has served as a director since July 2012. Mr. Enyedy is President and Chief Executive Officer and a director of ImmunoGen, Inc., a biotechnology company, positions he has held since May 2016. Prior to joining ImmunoGen, Inc., Mr. Enyedy served in various executive capacities at Shire plc, a biopharmaceutical company, from 2013 to May 2016, including as Executive Vice President and head of Corporate Development from 2014 to 2016, where he lead Shire’s strategy, M&A and corporate planning functions and provided commercial oversight of Shire’s pre-Phase 3 portfolio. Prior to Shire, from September 2011 to July 2013, Mr. Enyedy served as Chief Executive Officer and director of Proteostasis Therapeutics, Inc., a biopharmaceutical company. Prior to Proteostasis, he served 15 years with Genzyme Corporation, a biotechnology company, most recently as President of the Transplant, Oncology and Multiple Sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an associate in the business law department at Palmer & Dodge. Mr. Enyedy holds a J.D. from Harvard Law School and a B.S. in criminal justice from Northeastern University.

The Board of Directors believes that Mr. Enyedy’s extensive strategic, operational and business experience with life sciences companies qualifies him to serve as a member of our Board of Directors.

Amir Nashat, Sc.D. has served as a director since September 2007. He is also a Managing General Partner at Polaris Venture Partners, a venture capital firm. He joined Polaris in April 2002 and focuses on investments in healthcare, consumer products and energy. Dr. Nashat currently represents Polaris as a director of BIND Therapeutics, Inc. and as a director of aTyr Pharma, Inc., both biopharmaceutical companies, as well as a director of several private companies. Additionally, Dr. Nashat has served as a director of Adnexus Therapeutics (acquired by Bristol-Myers Squibb Company) and other private companies. Dr. Nashat holds a Sc.D. in chemical engineering from the Massachusetts Institute of Technology with a minor in biology, and an M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley.

The Board of Directors believes that Dr. Nashat is qualified to serve on our Board of Directors due to his extensive experience within the field of drug discovery and development, his broad leadership experience on various boards, and his financial expertise with life sciences companies.

William H. Rastetter, Ph.D. has served as Chairman of the Board and a director since November 2011. From February 2012 to October 2012, he also served as our interim Chief Executive Officer. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company that is a wholly-owned subsidiary of Celgene Corporation, where he served as a director and Chairman of the Board from 2009 to 2015, and was Acting Chief Executive Officer from May 2009 to November 2010. Dr. Rastetter also served as the Chairman of Illumina, Inc. from 2005 to 2016, and as a director of Illumina, Inc. from 1998 to 2016. Dr. Rastetter currently serves as the Chairman of Neurocrine Biosciences, Inc., as the Chairman of Cerulean Pharma Inc., and as a director of Regulus Therapeutics, Inc. and Grail, Inc., a majority owned subsidiary of Illumina. He also serves as a strategic advisor to Leerink Partners, a healthcare focused investment bank, and as an advisor to Illumina Ventures, a genomics focused venture firm. Dr. Rastetter served as a Partner at the venture capital firm of Venrock from 2006 to February 2013. Prior to that, Dr. Rastetter was Executive Chairman of Biogen Idec, from the merger of the two companies (Biogen and Idec Pharmaceuticals) in 2003 through the end of 2005. He joined Idec Pharmaceuticals at its founding in 1986 and served as Chairman and Chief Executive Officer. Prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. and also served in a scientific capacity at Genentech. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and was an Alfred P. Sloan Fellow. Dr. Rastetter holds a Ph.D. and M.A. in chemistry from Harvard University and an S.B. in chemistry from the Massachusetts Institute of Technology.

The Board of Directors believes Dr. Rastetter is qualified to serve on our Board of Directors due to his extensive experience in the biotechnology industry, his broad leadership experience with Idec Pharmaceuticals and on several boards of biotechnology companies, and his experience with financial matters.

Class III: Currently Serving Until the 2019 Annual Meeting

Timothy P. Coughlin has been a director since August 2013. He served as Chief Financial Officer of Neurocrine Biosciences, Inc., a biopharmaceutical company, from September 2006 to February 2017, where he previously served as Vice President, Controller. Since 2015, Mr. Coughlin has also served on the board of directors of Retrophin, Inc., a biotechnology company. Prior to joining Neurocrine in 2002, he was with Catholic Health Initiatives, a nationwide integrated healthcare delivery system, where he served as Vice President, Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP and its predecessors from 1989 to 1999. Mr. Coughlin holds a master’s degree in international business from San Diego State University and a bachelor’s degree in accounting from Temple University. Mr. Coughlin is a certified public accountant in both California and Pennsylvania.

The Board of Directors believes Mr. Coughlin is qualified to serve on our Board of Directors due to his extensive background in financial and accounting matters for public companies and his leadership experience in the biotechnology industry, including his tenure at Neurocrine.

J. Scott Wolchko has served as our President and Chief Executive Officer since December 2015, and as a director since October 2015. Mr. Wolchko has also served as our Chief Operating Officer since February 2013 and as our Chief Financial Officer since the commencement of our operations in September 2007. Mr. Wolchko began his career in 1994 as an investment banker with Morgan Stanley & Co., serving in the firm’s New York City and Menlo Park, California offices. As a member of the firm’s Investment Banking Health Care Group, he assisted emerging growth companies in the life sciences sector complete capital-raising and M&A transactions. Prior to joining us, from July 2001 to September 2007, Mr. Wolchko served as the Chief Financial Officer of Bocada, Inc., an enterprise software company that specializes in data protection management. Mr. Wolchko holds an M.S. in biochemical engineering from the University of Virginia, and a B.S. in biomedical engineering from the University of Vermont.

The Board of Directors believes Mr. Wolchko’s extensive leadership, executive, managerial, business and healthcare industry experience qualifies him to serve as a member of our Board of Directors. In addition, Mr. Wolchko’s day-to-day management and intimate knowledge of our business and operations provide our Board with an in-depth understanding of the Company.

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2016, the Board of Directors held a total of four meetings. All directors attended at least 75% of the total number of Board meetings and all directors attended at least 75% of the total number of meetings of Board committees on which the director served during the time he served on the Board or such committees.

Our Board of Directors has determined that all of our directors, except for Mr. Wolchko, are independent, as determined in accordance with the rules of The NASDAQ Stock Market (“NASDAQ”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://ir.fatetherapeutics.com/governance.cfm.

Audit Committee

Mr. Coughlin, Mr. Enyedy and Dr. Rastetter currently serve on the Audit Committee, which is chaired by Mr. Coughlin. Our Board of Directors has designated Mr. Coughlin as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing or overseeing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

During 2016, the Audit Committee held four meetings.

Compensation Committee

Mr. Coughlin, Mr. Enyedy, Dr. Epstein and Dr. Rastetter currently serve on the Compensation Committee, which is chaired by Mr. Enyedy. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or upon the request of the Board of Directors, reviewing and recommending for approval by the Board of Directors, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending the compensation of our Chief Executive Officer to the Board of Directors for approval;

•	reviewing and approving the compensation, including with respect to any cash compensation (including severance), incentive compensation plans, equity-based plans, perquisites and other benefits, of our other executive officers;

•	overseeing the Company’s overall compensation structure, policies and programs applicable to directors, executives and employees;

•	reviewing management’s aggregate decisions regarding the compensation of our employees, other than executive officers;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable NASDAQ and SEC rules;

•	retaining and approving the compensation of any compensation advisers;

•	reviewing and approving our policies and procedures for the grant of equity-based awards; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Radford as a compensation consultant to perform compensation advisory services during 2016. The Compensation Committee instructed the consultant to conduct an independent evaluation of the Company’s existing peer group of companies and provide recommended changes to the peer group to assess the competitiveness of the Company’s executive, equity and Board of Directors compensation programs and to review the Company’s equity program and broader equity practices. Our Compensation Committee plans to retain a consultant to provide similar information and advice in future years for consideration in determining annual cash, equity and other compensation for our employees, executive officers and directors. We do not believe the retention of, and the work performed by, Radford creates any conflict of interest.

Pursuant to our 2013 Plan, the Compensation Committee has delegated to our Chief Executive Officer the authority to approve grants of stock options or restricted stock units to new hires, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

During 2016, the Compensation Committee held three meetings.

Nominating and Corporate Governance Committee

Drs. Nashat, Rastetter and Mendlein currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Rastetter. Dr. Mendlein joined the Nominating and Corporate Governance Committee in March 2016. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors.

During 2016, the Nominating and Corporate Governance Committee held one meeting.

Board Leadership

The positions of our Chairman of the Board and Chief Executive Officer are presently separated at Fate. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as our Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

While our Bylaws and corporate governance guidelines do not require that our Chairman of the Board and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman of the Board and Chief Executive Officer positions are augmented by the independence of six of our seven directors, and our three entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met four times in 2016 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with NASDAQ standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•	at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in the markets in which the Company operates; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2017 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2017 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•	disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•	any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•	a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•	a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the

Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Such items may not be forwarded to the Board or individual Board member, but will be made available to any non-management director upon request. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.fatetherapeutics.com) and selecting the “Investors & Media” tab.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. Six of our directors attended the 2016 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee, other than Dr. Rastetter, has formerly been an officer of the Company. Dr. Rastetter served as our interim Chief Executive Officer from February to October 2012. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

In August 2013, our Board of Directors adopted a non-employee director compensation policy, which became effective upon the completion of our initial public offering in October 2013, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In April 2014 and May 2016, our Board of Directors adopted amendments to the policy with respect to the equity component of compensation to our non-employee directors. Under this policy, as amended to date, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors	Annual Retainer
All non-employee members	$35,000
Additional retainer for Chairperson	$35,000

Additional Annual Retainer
Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500
Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000
Nominating and Corporate Governance Committee:
Chairperson	$7,000
Non-Chairperson members	$3,500

In addition, under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors will receive an option grant to purchase up to 37,500 shares of common stock, which will vest in equal annual installments during the three years following the grant date, subject to the director’s continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase up to 25,000 shares of common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant.

We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

Director Compensation Table—2016

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2016. Mr. Wolchko did not receive compensation for service on the Board of Directors, and the compensation paid to Mr. Wolchko as an employee of the Company is set forth under the heading “Compensation of Executive Officers—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
William H. Rastetter, Ph.D.(Chairman)(2)	$84,500	$28,273	$—	$112,773
John D. Mendlein, Ph.D., J.D.(3)	$35,000	$28,273	$—	$63,273
Timothy P. Coughlin(4)	$55,000	$28,273	$—	$83,273
Mark J. Enyedy(5)	$52,500	$28,273	$—	$80,773
Amir Nashat, Sc.D.(6)	$38,500	$28,273	$—	$66,773
Robert S. Epstein, M.D., M.S.(7)	$40,000	$28,273	$—	$68,273

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2016 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts will be included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 when filed in March 2017. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	Dr. Rastetter held stock options to purchase an aggregate of 73,461 shares of common stock as of December 31, 2016.
(3)	Dr. Mendlein held stock options to purchase an aggregate of 105,023 shares of common stock as of December 31, 2016.
(4)	Mr. Coughlin held stock options to purchase an aggregate of 68,076 shares of common stock as of December 31, 2016.
(5)	Mr. Enyedy held stock options to purchase an aggregate of 75,769 shares of common stock as of December 31, 2016.
(6)	Dr. Nashat held stock options to purchase an aggregate of 45,000 shares of common stock as of December 31, 2016.
(7)	Dr. Epstein held stock options to purchase an aggregate of 65,000 shares of common stock as of December 31, 2016.

Required Vote

The nominees for Class I director receiving the highest number of affirmative votes of all the votes properly cast shall be elected as director to serve until the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the two nominees for Class I director listed above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Ernst & Young LLP as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Ernst & Young LLP.

The following table shows information about fees billed to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2016 and 2015:

Fees billed by Ernst & Young LLP	2016	2015
Audit Fees(1)	$345,828	$372,179
Audit Related Fees	—	—
Tax Fees	$41,365	$59,232
All Other Fees	—	—
Total	$387,193	$431,411

(1)	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young LLP during fiscal year 2016 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2016 were approved by the Audit Committee.

Required Vote

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

PROPOSAL 3

APPROVAL, UNDER APPLICABLE NASDAQ LISTING RULES, OF THE ISSUANCE OF 14,097,745

SHARES OF THE COMPANY’S COMMON STOCK UPON THE CONVERSION OF 2,819,549

OUTSTANDING SHARES OF THE COMPANY’S CLASS A CONVERTIBLE PREFERRED STOCK

Sale of Class A Convertible Preferred Stock

As set forth in the Company’s Form 8-K filed on November 22, 2016, on November 21, 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including entities affiliated with Redmile Group, LLC (“Redmile”), entities affiliated with BVF Partners L.P., EcoR1 Capital, LLC and Franklin Advisers, Inc., and other accredited investors, certain of whom are affiliated with the directors and officers of the Company (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, Redmile agreed to purchase 2,819,549 shares of the Company’s Class A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $13.30 per share, and the remaining Purchasers agreed to purchase an aggregate of 7,236,837 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares,” and together with the Preferred Shares, the “Shares”), at a price of $2.66 per share, for an aggregate purchase price of approximately $57.0 million.

Under the Securities Purchase Agreement, each Preferred Share is convertible into five shares of the Company’s common stock, provided, however, that Redmile is prohibited from converting the Preferred Shares into shares of the Company’s common stock if, as a result of such conversion, Redmile, together with its affiliates, would own more than 9.99% of the shares of the Company’s common stock then issued and outstanding, which percentage may change at Redmile’s election upon 61 days’ notice to the Company to (i) any other number less than or equal to 19.99% or (ii) subject to approval of the Company’s stockholders to the extent required in accordance with the NASDAQ Global Market rules, any number in excess of 19.99%.

In the event of the Company’s liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of the Company’s common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder. The Preferred Shares will generally have no voting rights.

Nasdaq Listing Requirements

Because our common stock is listed on the NASDAQ Global Market, we are subject to the NASDAQ’s Listing Rules. The potential issuance of the shares of our common stock upon conversion of the Preferred Shares implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NASDAQ Global Market, including under NASDAQ Listing Rule 5635 which requires prior stockholder approval for the issuance, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock (the “NASDAQ Cap”). Even if securities are issued at a premium to the then current market price of the common stock, this rule will apply if the conversion price is subject to certain types of anti-dilution adjustments.

Pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Class A Convertible Preferred Stock (the “CoD”) which the Company adopted in connection with the sale of Class A Convertible Preferred Stock, the Class A Convertible Preferred Stock is convertible into common stock. However, in order to comply with NASDAQ Listing Rules, the CoD contains a limitation on the maximum number of shares of common stock issuable upon conversion of the Class A Convertible Preferred Stock, such that absent stockholder approval of this proposal in accordance with the stockholder approval requirements of NASDAQ Marketplace Rule 5635 (the “Class A Proposal”), the Company is not required to issue shares of common stock upon conversion of any shares of Class A Convertible Preferred Stock to the extent that the aggregate issuance of such Shares would be greater than 19.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock (a “Blocked Conversion”). If the Company’s stockholders approve the issuance in accordance with NASDAQ Marketplace Rule 5635 then based on the Class A Convertible Preferred Stock conversion rate, the 2,819,549 Preferred Shares that are outstanding would be convertible into 14,097,745 shares of the Company’s common stock (subject to adjustment for stock dividend, stock split, combination or other recapitalization). This means that there are currently shares of the Company’s common stock (the “Blocked Shares”) that Redmile cannot acquire pursuant to the conversion of its Preferred Shares (even if Redmile elects, in accordance with the CoD, to increase above 9.99% the percentage of outstanding shares of the Company’s common stock held by Redmile and its affiliates following any such conversion) because they are subject to a Blocked Conversion.

Effect of the Class A Proposal on Stockholders

If stockholders approve this proposal, Redmile will be able to convert all of its outstanding Class A Convertible Preferred Stock into common stock for a maximum of 14,097,745 shares of common stock (subject to adjustment for stock dividend, stock split, combination or other recapitalization). If stockholders do not approve this proposal, our issuance of the Blocked Shares will remain subject to limitation under the NASDAQ Cap, and, pursuant to Section 6(d) of the CoD, we will be required to solicit the approval of the Class A Proposal at each annual meeting hereafter to the extent approval has not then been obtained.

Required Vote

The approval of Proposal Three requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval under NASDAQ Listing Rules of the issuance of 14,097,745 shares of our common stock upon conversion of the outstanding Class A Convertible Preferred Stock.

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2013 PLAN TO

INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE 2013 PLAN

AND APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION

Our board of directors believes that our equity compensation program is essential to attract, retain and motivate people with the necessary talent and experience to join the Company and to achieve our short- and long-term business objectives. In February 2017, our board of directors approved the amendment and restatement of our 2013 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 2013 Plan by 2,500,000 shares. Based on the number of shares of common stock currently authorized and reserved for issuance under the 2013 Plan, this would represent an increase from 6,365,538 shares to 8,865,538 shares (taking into account prior automatic annual increases in the number of shares reserved under the 2013 Plan pursuant to the “evergreen” provision contained in the 2013 Plan and prior additions to the number of shares reserved under the 2013 Plan of shares as a result of the forfeiture or cancelation of shares underlying awards granted under our 2007 Equity Incentive Plan (the “2007 Plan”) in accordance with the terms of the 2013 Plan). We are requesting that our stockholders approve (a) the increase in the number of shares of common stock authorized for issuance under the 2013 Plan and (b) the material terms for payment of performance-based compensation under the 2013 Plan in the manner contemplated by Section 162(m) of the Code. If our stockholders approve the 2013 Plan, as amended and restated (the “2013 Amended Plan”), it will replace the current version of the 2013 Plan and will continue in effect through its current term (August 2023), unless terminated earlier by our board of directors. In the event that our stockholders do not approve this Proposal 4, the 2013 Amended Plan will not become effective, and the 2013 Plan will continue in its current form through its current term.

We believe that our equity compensation program is integral to our ability to attract, retain and motivate our employees. We anticipate adding to our senior leadership team and hiring a significant number of new employees to support our clinical, manufacturing, research and development, and business functions. Additionally, we believe increases in our employees’ equity ownership positions are needed to provide greater retentive value and incentivize our key personnel, including certain members of the company’s executive leadership team. Based on an analysis conducted by Radford of our peer group’s employees’ equity ownership position and our projected hiring requirements, we believe that the current number of shares available for issuance under the 2013 Plan is insufficient to meet our need to provide adequate retentive value to our existing employees and to hire new employees. Therefore, we believe that this amendment to the 2013 Plan, which authorizes the issuance of additional shares available for grant under the 2013 Plan, is necessary in order to attract and retain the high caliber talent required to accomplish our business objectives.

In addition, we are requesting that our stockholders approve the material terms for payment of performance-based compensation under the 2013 Amended Plan to allow us to continue to deduct in full for federal income tax purposes, the compensation recognized by our executive officers in connection with certain awards granted under the Amended 2013 Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to “covered employees” as determined under Section 162(m) of the Code and applicable guidance thereunder. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. The board of directors is seeking stockholders’ approval of the 2013 Amended Plan so that certain grants made to covered employees under the plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will qualify as “performance-based compensation” under Section 162(m) of the Code and therefore be exempt from the limit on the Company’s tax deduction imposed by Section 162(m) of the Code. Our board of directors believes that it is important to maintain our flexibility to make awards to covered employees and to preserve our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Code. Hence, the approval of the 2013 Amended Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the 2013 Amended Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals.

Broad-Based Equity Compensation Program

Since our inception, we have compensated all eligible employees using a mix of cash and equity. Our broad-based equity program has allowed us to conserve our cash resources while motivating our employees to act in the company’s and our stockholders’ interests. The broad-based nature of our equity compensation program is an important element of our overall employee compensation program and reflects our philosophy that it is important for all of our employees to approach their jobs with a long-term perspective. The 2013 Amended Plan, if approved, will provide opportunities for ownership of shares of our common stock through stock option grants, restricted stock grants and other stock-based awards to employees that in each case vest over time or on the basis of the achievement of performance objectives. Our equity compensation program rewards both past and future performance. The number of shares each employee is awarded on an annual basis is based on the employee’s performance rating for the prior year, with higher performance levels rewarded with more shares. The future value of stock options is performance-based because it is tied directly to stock price increases over time, such that stock options have value only if the stock price increases. Similarly, the value of restricted stock unit awards is tied directly to the price of our stock over time.

Summary of Material Features of the 2013 Amended Plan

The material features of the 2013 Amended Plan are:

•	As of December 31, 2016, 760,065 shares of common stock were reserved under the 2013 Plan, as amended. The 2013 Amended Plan provides that the number of shares reserved and available for issuance will automatically increase each January 1 by (i) 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or (ii) such lesser number as determined by our compensation committee.

•	Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2013 Amended Plan and the 2007 Plan, are added back to the shares of common stock available for issuance under the 2013 Amended Plan;

•	The award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, and performance share awards is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•	Independent Committee: The 2013 Amended Plan is administered by our compensation committee, which consists of not less than two non-employee directors who are independent;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash;

•	Any material amendment to the 2013 Amended Plan is subject to approval by our stockholders;

•	The board of directors may amend or discontinue the 2013 Amended Plan at any time, or amend or cancel any outstanding awards, for the purpose of satisfying changes in law or for any other lawful purpose; and

•	The term of the 2013 Amended Plan will expire on August 28, 2023.

Based solely on the closing price of our common stock as reported by on NASDAQ on March     , 2017, and the maximum number of shares that would have been available for awards as of such date taking into account the proposed share increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the 2013 Amended Plan is $             million.

Qualified Performance-Based Compensation under Section 162(m) of the Code

To ensure that certain awards granted under the 2013 Amended Plan to covered employees qualify as “performance-based compensation” under Section 162(m) of the Code, the 2013 Amended Plan provides that our compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the stock, economic value-added, funds from operations or similar measure, sales or revenue, development, clinical or regulatory milestones, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock with respect to options or stock appreciation rights granted to such individual for any performance cycle (which will not be less than 12 months) or during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

Summary of the 2013 Amended Plan

The following description of certain features of the 2013 Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2013 Amended Plan, which is attached hereto as Appendix A.

Eligibility. The 2013 Amended Plan allows our compensation committee to make equity-based awards to our officers and employees. Our directors and other key persons (including consultants) who provide services for us are also eligible to receive awards, other than incentive awards, under the 2013 Amended Plan.

Share Authorization. As of December 31, 2016, 760,065 shares of common stock were reserved under the 2013 Amended Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.    The 2013 Amended Plan provides that the number of shares reserved and available for issuance will automatically increase each January 1 by (i) 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or (ii) such lesser number as determined by our compensation committee. The shares issuable pursuant to awards granted under the 2013 Amended Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards from the 2013 Amended Plan and the 2007 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common stock, expire or are otherwise terminated (other than by exercise) will be added back to the shares of common stock available for issuance under the 2013 Amended Plan.    Under the 2013 Amended Plan, stock options and stock appreciation rights with respect to no more than 500,000 shares may be granted to any one individual in any one calendar year. No more than 8,865,538 shares may be issued in the form of incentive stock options, such number to be cumulatively increased on each January 1 by the lesser of (i) the amount by which the number of shares of common stock reserved for issuance under the 2013 Amended Plan was increased on January 1 of the applicable calendar year or (ii) 729,000 shares in any one calendar year period.

Plan Administration. The 2013 Amended Plan will be administered by the compensation committee of our board of directors. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Amended Plan.

Options. The 2013 Amended Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The exercise price of each stock option will be determined by our compensation committee but may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% owner, less than 110% of the fair market value of our common stock on the date of grant. The term of each stock option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of the common stock on the date of grant.

Restricted Stock, Restricted Stock Units and Unrestricted Stock Awards. The compensation committee may award restricted stock or restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified vesting period. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2013 Amended Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The compensation committee may grant performance share awards to participants which entitle the recipient to receive share awards of common stock upon the achievement of certain performance goals and such other conditions as the compensation committee shall determine.

Cash-Based Awards. The compensation committee may grant cash bonuses under the 2013 Amended Plan to participants, subject to the achievement of certain performance goals.

Performance-Based Awards. The compensation committee may grant performance-based awards to participants in the form of restricted stock, restricted stock units, performance shares or cash-based awards upon the achievement of certain performance goals and such other conditions as the compensation committee shall determine. The compensation committee may grant such performance-based awards under the 2013 Amended Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by our compensation committee and related to one or more performance criteria. The performance criteria that could be used with respect to any such awards include: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation or amortization), changes in the market price of our common stock, economic value-added, funds from operations or similar measures, sales or revenue, development, clinical or regulatory milestones, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of our common stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. From and after the time that we become subject to Section 162(m) of the Code, the maximum award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be made to any one employee during any one calendar year period is 500,000 shares with respect to a stock-based award and $2,000,000 with respect to a cash-based award.

Sale Event Provisions. The 2013 Amended Plan provides that upon the effectiveness of a “sale event,” as defined in the 2013 Amended Plan in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the 2013 Amended Plan shall terminate. In addition, in connection with a sale event, we may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights.

Amendment and Termination. Our board of directors may amend or discontinue the 2013 Amended Plan and our compensation committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2013 Amended Plan require the approval of our stockholders. The term of the 2013 Amended Plan will expire on August 28, 2023.

New Plan Benefits

Because the grant of awards under the 2013 Amended Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Amended Plan the following table provides information concerning the benefits that were received by the following persons and groups during 2016: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price ($)	Number (#)
J. Scott Wolchko, President, Chief Executive Officer and Director	$2.70	300,000
Daniel D. Shoemaker, Ph.D., Chief Scientific Officer	$2.90	148,800
Stewart Abbot, Ph.D., Chief Development Officer	$2.90	148,800
All current executive officers, as a group	$2.82	733,200
All current directors who are not executive officers, as a group	$1.69	150,000
All employees who are not executive officers, as a group	$2.80	1,162,040

Summary of U.S. Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of certain transactions under the 2013 Amended Plan. It does not describe all federal tax consequences under the 2013 Amended Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2013 Amended Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Amended Plan is structured to allow certain awards to qualify as performance-based compensation.

Required Vote

The approval of Proposal Four requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR approval of the amendment and restatement of the 2013 Plan to increase the number of shares of common stock reserved for issuance under the 2013 Plan by 2,500,000 shares and the approval of the material terms for payment of performance-based compensation under the plan as contemplated by Section 162(m) of the Code.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 1, 2017, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
J. Scott Wolchko	46	President, Chief Executive Officer and Director
Daniel D. Shoemaker, Ph.D.	49	Chief Scientific Officer
Stewart Abbot, Ph.D.	50	Chief Development Officer
Cindy R. Tahl, J.D.	44	General Counsel and Corporate Secretary
Chris M. Storgard, M.D.	51	Chief Medical Officer

The biographies of our executive officers, other than Mr. Wolchko, whose biography is set forth above, appear below.

Daniel D. Shoemaker, Ph.D. has served as our Chief Scientific Officer since May 2015 and oversees our discovery and preclinical research efforts. He previously served as our Chief Research Officer from January 2015 to May 2015, and as our Chief Technology officer from February 2009 to January 2015. From 2005 to 2009, Dr. Shoemaker was Chief Scientific Officer of ICxBiosystems, a biotechnology firm that develops advanced detection technologies for use in biodefense, cancer and prenatal diagnostics. From 2003 to 2005, he was Chief Scientific Officer of GHC Technologies, a biotechnology company. From 1998 to 2003, Dr. Shoemaker held several positions at Merck Research Laboratories, including Director of Target Discovery, Senior Director at Rosetta Inpharmatics and research fellow in the Department of Molecular Neurosciences, where his main focus was on target identification and biomarker discovery. Dr. Shoemaker received his Ph.D. in biochemistry from Stanford University and his B.S. in biochemistry from the University of California, Santa Barbara.

Stewart Abbot, Ph.D., has served as our Chief Development Officer since October 2015. Prior to that, Dr. Abbot served as our Vice President of Translational Research from July 2015. Previously, Dr. Abbot was Executive Director of Integrative Research at Celgene Cellular Therapeutics (“CCT”) from January 2013 to July 2015, where he led research activities for CCT that encompassed technology and product scouting, alliance identification and business development activities, including initiation of engineered T cell programs. He was Executive Director of Research at CCT from January 2010 to January 2013, and Senior Director of Research at CCT from June 2007 to December 2010. In these roles, Dr. Abbot led a group that developed novel therapeutic candidates based on hematopoietic stem cells and human placenta-derived cells and initiated clinical trials for placental cells. Prior to CCT, Dr. Abbot led General Electric’s Molecular and Cellular Biology research laboratory at its Global Research Center in Albany, NY. Dr. Abbot received his Ph.D. in pathology from the University of London, his M.Sc. in biomedical engineering from the University of Strathclyde, and his B.Sc. in biological sciences from the University of Edinburgh.

Cindy R. Tahl, J.D., has served as our General Counsel and Corporate Secretary since October 2015. She previously served as our Vice President, IP and Senior Corporate Counsel since December 2013. From 2009 to 2013, Ms. Tahl served as our Senior Director, Intellectual Property and Corporate Counsel. From 2007 to 2009, Ms. Tahl was a technology transactions attorney at the law firm of Wilson Sonsini Goodrich and Rosati, P.C, and from 2004 to 2007 practiced intellectual property law in the New York office of Kenyon & Kenyon, LLP. Ms. Tahl received her J.D. from Boston College Law School and her B.S. in biology from the University of California, San Diego.

Chris M. Storgard, M.D., has served as our Chief Medical Officer since May 2016, and is leading the company’s clinical development efforts. Prior to that, Dr. Storgard was the Vice President, Clinical Research and Development at Ardea Biosciences, a biotechnology company and a member of the AstraZeneca group, from August 2013 to July 2016, where he led the global clinical development of ZURAMPIC® to successful U.S. and European regulatory approvals. Dr. Storgard served as an Executive Director of Ardea Biosciences from

August 2011 to August 2013, where he was responsible for the oversight and delivery of two global Phase 3 registration trials. Before joining Ardea, he held senior positions in drug development and medical affairs at Prometheus Laboratories, Biogen Idec, and Amgen, where he focused on biologic and small molecule development programs within the inflammation and oncology teams. Dr. Storgard received his M.D. and B.Sc. from the University of Saskatchewan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information regarding the total compensation earned by each individual who served as our chief executive officer at any time during the fiscal year ended December 31, 2016 and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2016. We refer to these officers in this Proxy Statement as our named executive officers. The following table also sets forth information regarding total compensation awarded to, earned by and paid to each of our named executive officers during the fiscal year ending December 31, 2015.

Name and Principal Position as of December 31, 2016	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
J. Scott Wolchko,	2016	425,000	—	558,744	138,125	—		1,121,869
President, Chief Executive Officer and Director	2015	351,795	451,344	238,714	54,944	—		1,096,797
Daniel D. Shoemaker, Ph.D.,	2016	340,000	—	295,800	77,350	—		713,150
Chief Scientific Officer	2015	317,555	349,965	238,714	50,563	—		956,797
Stewart Abbot, Ph.D.,	2016	340,000	—	295,800	77,350	23,424	(3)	736,574
Chief Development Officer	2015	145,260	206,803	567,182	20,806	80,000		1,020,051

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of option awards granted during 2016 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts will be included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to be filed in March 2017. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	The amounts in this column represent the annual incentive compensation paid for performance during 2016 and 2015. The amounts of these awards were determined based upon the achievement of performance metrics related to the Company’s 2016 and 2015 corporate objectives, including objectives pertaining to the Company’s advancement of its clinical and preclinical programs and achievement of its corporate development and financing initiatives.
(3)	Consists of relocation expenses paid to Dr. Abbot in 2016.

Bonuses. In January 2015, the Board of Directors adopted the Company’s Amended and Restated Senior Executive Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives (the “Executives”), that are recommended by the Compensation Committee and selected by the Board of Directors. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee and related to scientific, operational and financial metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), which may include, among others, revenue; expense levels; business development and financing milestones; total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; sales or revenue, developmental, clinical or regulatory milestones; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; clinical trial results; publications; reimbursement decisions; working capital; earnings (loss) per share of the Company’s common stock; sales or market shares; number of customers or units of products sold; and operating income and/or net annual recurring revenue, any of which may be (i) measured in absolute terms or compared to any incremental increase, (ii) measured in terms of growth, (iii) compared to another company or companies or to results of a peer group, (iv) measured against the market as a whole and/or as compared to applicable market indices and/or (v) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets. Any bonuses paid under the Bonus Plan will be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Executive. No bonuses will be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine. The bonuses payable under the Bonus Plan may be paid in equity or cash.

For 2016, bonuses under the Bonus Plan were paid in cash and determined based upon the achievement of performance metrics related to the Company’s corporate objectives, including objectives pertaining to the Company’s advancement of its clinical and preclinical programs and achievement of its corporate development and financing initiatives.

Equity Incentive Compensation. We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also have historically granted stock options on an annual basis as part of annual performance reviews of our employees. From time to time, we have also granted and may continue to grant restricted stock unit awards to our employees, including our named executive officers, in connection with their initial employment with us or as part of annual performance reviews.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2016 with respect to our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable		Number of Securities underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(11)
J. Scott Wolchko,	27,935	(1)	—	(1)			1.63	2/9/2022	86,250	(2)	216,488
President, Chief Executive Officer and Director	26,400	(1)	—	(1)			1.63	2/9/2022
	8,556	(3)	1,290	(3)			7.87	8/12/2023
	67,291	(4)	17,709	(4)			6.62	1/9/2024
	33,541	(5)	36,459	(5)			4.84	1/5/2025
	47,400	(6)	142,200	(6)			2.70	1/12/2026
					110,400	(7)	2.70	1/12/2026
Daniel D. Shoemaker, Ph.D.,	31,784	(1)	—	(1)			1.63	2/9/2022	66,000	(2)	165,660
Chief Scientific Officer	19,200	(1)	—	(1)			1.63	2/9/2022
	20,294	(1)	—	(1)			1.37	7/24/2022
	8,556	(3)	1,290	(3)			7.87	8/12/2023
	67,291	(4)	17,709	(4)			6.62	1/9/2024
	33,541	(5)	36,459	(5)			4.84	1/5/2025
	34,100	(8)	114,700	(8)			2.90	1/8/2026
Stewart Abbot, Ph.D.,	24,791	(9)	45,209	(9)			6.90	8/3/2025	40,000	(2)	100,400
Chief Development Officer	20,416	(10)	49,584	(10)			4.89	10/15/2025
	34,100	(8)	114,700	(8)			2.90	1/8/2026

(1)	All outstanding options were fully vested. The options were issued pursuant to the 2007 Plan.
(2)	50% of the restricted stock units vest on October 12, 2017, and the remaining 50% vest on October 12, 2019. This grant is subject to accelerated vesting upon a change of control of the Company and in the event of termination of employment under certain circumstances following a change of control of the Company. The restricted stock units were issued pursuant to the 2013 Plan.
(3)	63% of the shares underlying this option vest in equal monthly installments over four years from October 4, 2013 through October 4, 2017 and 37% of the shares underlying this option vest in equal monthly installments over two years from December 15, 2014 through December 15, 2016. The options were issued pursuant to the 2007 Plan.
(4)	The shares underlying this option vest in equal monthly installments over four years from October 4, 2013 through October 4, 2017. The options were issued pursuant to the 2013 Plan.
(5)	The shares underlying this option vest in equal monthly installments over four years from January 5, 2015 through January 5, 2019. The options were issued pursuant to the 2013 Plan.
(6)	The shares underlying this option vest in equal monthly installments over four years from January 1, 2016 through January 1, 2020. The options were issued pursuant to the 2013 Plan.

(7)	1/3 of the shares underlying this option vest upon the Company’s achievement of certain performance goals by December 31, 2017, September 30, 2018 and December 31, 2018. The options were issued pursuant to the 2013 Plan.
(8)	The shares underlying this option vest in equal monthly installments over four years from February 8, 2016 through February 8, 2020. The options were issued pursuant to the 2013 Plan.
(9)	25% of the shares underlying this option vest on July 13, 2016, while the remaining 75% of shares underlying this option vest in equal monthly installments from August 13, 2016 through July 13, 2019. This grant is subject to accelerated vesting upon a change of control of the Company and in the event of termination of employment under certain circumstances following a change of control of the Company. The options were issued pursuant to the 2013 Plan.
(10)	The shares underlying this option vest in equal monthly installments over four years from October 12, 2015 through October 12, 2019. This grant is subject to accelerated vesting upon a change of control of the Company and in the event of termination of employment under certain circumstances following a change of control of the Company. The options were issued pursuant to the 2013 Plan.
(11)	This amount reflects the closing market price of a share of our common stock of $2.51 as of December 30, 2016, multiplied by the amount shown in the column “Stock Awards – Number of shares or units of stock that have not vested.”

401(k) Savings Plan and Other Benefits

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan. We also pay, on behalf of our employees, a portion of the premiums for health, life and disability insurance.

Employment Arrangements with Our Named Executive Officers

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into written employment agreements with certain of our named executive officers that, while at-will, contain certain change in control and severance provisions. A summary of such provisions is below.

J. Scott Wolchko

Mr. Wolchko entered into an at-will employment agreement and commenced employment with us on September 17, 2007. The employment agreement was amended on November 11, 2008. On January 12, 2016, in connection with his appointment as President and CEO, we entered into a new employment agreement with Mr. Wolchko (the “CEO Employment Agreement”), which superseded his prior employment agreement with us. Pursuant to the CEO Employment Agreement, Mr. Wolchko is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 50% of his then-current annual base salary, as determined by the Board or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Mr. Wolchko’s employment is at-will. Upon any termination of his employment, Mr. Wolchko will be entitled to receive (i) the amount of his accrued but unpaid salary and unpaid expense reimbursements and any accrued but unused vacation as of the date of termination, (ii) any vested benefits Mr. Wolchko may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, as of the date of termination, and (iii) any earned but unpaid incentive compensation from the prior calendar year (clauses (i) through (iii) collectively, the “Accrued Benefits”).

In the event that Mr. Wolchko’s employment is terminated by the Company without “Cause” (other than due to death or disability) or by Mr. Wolchko for “Good Reason” (as such terms are defined below), in each case outside of the “Sale Event Period” (as defined below), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko will be entitled to, in addition to the Accrued Benefits, (i) a lump sum cash payment equal to the sum of twelve (12) months of Mr. Wolchko’s then-current base salary and his annual target incentive compensation in the year of termination, (ii) full acceleration of the vesting provisions of all outstanding stock options or other stock-based awards containing performance-based vesting conditions, if such performance-based vesting condition has been satisfied as of the date of termination, and (iii) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to twelve (12) months after termination.

In the event that Mr. Wolchko’s employment is terminated by the Company without Cause (other than due to death or disability) or by Mr. Wolchko for Good Reason, in each case within the period beginning three months prior to and ending eighteen (18) months following a “Sale Event” (as such term is defined below) (the “Sale Event Period”), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko is entitled to, in addition to the Accrued Benefits, (i) a lump sum cash payment equal to the sum of eighteen (18) months of Mr. Wolchko’s then-current base salary (or base salary in effect immediately prior to the Sale Event, if higher) and 1.5 times his annual target incentive compensation in the year of termination, (ii) full acceleration of the vesting provisions of all outstanding stock options or other stock-based awards; provided, that for any stock options or awards that include a performance-based vesting condition, no acceleration will be provided unless the performance-based vesting condition has been satisfied as of the date of Mr. Wolchko’s termination, and (iii) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after termination.

The payments and benefits provided to Mr. Wolchko under his employment agreements in connection with a change of control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code of 1986. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986. If the payments or benefits payable to Mr. Wolchko in connection with a change of control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Under the CEO Employment Agreement, the terms below are generally defined as follows:

“Cause” means, (i) conduct by the employee constituting a material act of misconduct in connection with the performance of the employee’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the employee of (A) any felony; or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the employee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the employee were retained in the employee’s position; (iv) continued material and substantial non-performance by the employee of the employee’s material responsibilities hereunder (other than by reason of the employee’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (v) a material and substantial breach by the employee of any of the employee’s confidentiality, noncompetition, nonsolicitation or other similar restrictive covenant obligations to the Company; (vi) a material and substantial violation by the employee of any of the Company’s written employment policies; or (vii) failure to cooperate with a bona fide internal investigation by or on behalf of the Board or an authorized committee thereof or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the common stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Good Reason” means that the employee has complied with the appropriate notice process following the occurrence of any of the following events: (i) a material diminution in the employee’s responsibilities, authorities, powers, functions or duties; (ii) a material reduction in the employee’s then-current Base Salary or target annual incentive compensation, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (iii) the relocation of the employee’s principal place of business to a place that is more than twenty-five (25) miles from the employee’s current location of employment as of the effective date of the employment agreement. Notwithstanding the foregoing, none of the following shall be considered good reason: (x) the mere occurrence of a Sale Event; (y) any change in the identity of the surviving corporation in the event of a Sale Event; or (z) any change in the status of the surviving corporation after a Sale Event as a public or private Company.

Daniel D. Shoemaker, Ph.D.

Dr. Shoemaker is a party to an at-will employment offer letter with us, dated February 11, 2009 (the “Shoemaker Offer Letter”). Pursuant to the Shoemaker Offer Letter and the Bonus Plan, Dr. Shoemaker is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 35% of his then-current annual base salary, as determined by the Board or the Compensation Committee.

Payments Provided upon a Change of Control or Termination for Good Reason or Without Cause

Pursuant to the Shoemaker Offer Letter, if, within twelve (12) months after a “Change of Control” (as defined in the 2007 Plan), Dr. Shoemaker’s employment with the Company is terminated at any time without “Cause” or for “Good Reason” (as such terms are defined below), he is entitled to receive, subject to his execution of a nonrevocable release, (i) a cash payment equal to six (6) months of his then-current base salary and (ii) reimbursement for six (6) months of COBRA benefits.

Under the Shoemaker Offer Letter, the terms above are generally defined as follows:

“Cause” means (i) conviction of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) attempted commission of, or participation in, a fraud against the Company; (iii) material violation of any contract or agreement between Dr. Shoemaker and the Company or any statutory duty owed to the Company, unless such violation is cured to the reasonable satisfaction of the Company within ten (10) days after the delivery to Dr. Shoemaker of written notice specifying such violation; or (iv) repeated or habitual drug or alcohol use that materially and adversely interferes with the performance of Dr. Shoemaker’s services to the Company.

“Change of Control” means (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, share exchange or consolidation) provided that the applicable transaction shall not be deemed a Change of Control unless the Company’s stockholders constituted immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or (iii) the sale, conveyance or other disposal of all or substantially all of the property or business of the Company; provided that a Change of Control shall not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company, (y) a merger effected exclusively for the purpose of changing the domicile of the Company or (z) any transaction or series of related transactions principally for bona fide equity financing purposes in which the Company is the surviving corporation.

“Good Reason” means compliance with the “Good Reason Process” (as defined below) following the occurrence of any of the following events: (i) a reduction by fifteen (15) or greater percent by the Company or any successor thereof of Dr. Shoemaker’s then-current base salary (provided however, that in the event that the base salary of all senior management are similarly reduced, such material reduction will not constitute Good Reason); (ii) a material reduction by the Company or any successor thereof in Dr. Shoemaker’s kind or level of employee benefits with the result that his overall benefits package is significantly reduced (provided however, that in the event the benefits of all senior management are similarly reduced, such material reduction will not constitute Good Reason); or (iii) Dr. Shoemaker’s relocation to a facility or a location more than fifty (50) miles from the Company’s headquarters as of the date of this letter. Notwithstanding the above, none of the following shall be considered Good Reason: (x) the mere occurrence of a Change of Control; (y) any change in the identity of the surviving corporation in the event of a Change of Control; or (z) any change in the status of the surviving corporation after a Change of Control as a private or public company.

“Good Reason Process” means that (i) Dr. Shoemaker determines in good faith that a “Good Reason” condition has occurred; (ii) Dr. Shoemaker notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of the occurrence of such condition; (iii) Dr. Shoemaker cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) Dr. Shoemaker delivers to the Company notice of termination of his employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Stewart Abbot, Ph.D.

Dr. Abbot is a party to an at-will employment offer letter with us, dated June 29, 2015 (the “Abbot Offer Letter”). Pursuant to the Abbot Offer Letter and the Bonus Plan, Dr. Abbot is eligible to receive annual incentive compensation at a target percentage of 35% of his then-current annual base salary, as determined by the Board or the Compensation Committee.

Payments Provided upon a Sale Event or Termination for Good Reason or for Cause

Dr. Abbot’s employment is at-will. Upon a “Sale Event” (as such term is defined in the Company’s 2013 Plan), Dr. Abbot is entitled to receive full acceleration of the vesting of 50% of the then-unvested shares underlying the outstanding stock option to purchase 70,000 shares of common stock that was initially granted to Dr. Abbot pursuant to the Abbot Offer Letter (the “Abbot Option”). In addition, if within twelve (12) months after a Sale Event, Dr. Abbot’s employment with the Company is terminated without “Cause” or for “Good Reason” (as such terms are defined below), he shall receive full acceleration of vesting of all remaining unvested shares underlying the Abbot Option.

Under the Abbot Offer Letter, the terms above are generally defined as follows:

“Cause” means (i) embezzlement, misappropriation of material assets or property of the Company; (ii) the conviction of, or a plea of guilty or nolo contendere to, a felony, or any crime involving moral turpitude, theft or the violation of applicable securities laws; (iii) ongoing and repeated failure or refusal to perform or neglect of Dr. Abbot’s lawful duties and responsibilities to the Company; or (iv) Dr. Abbot’s breach of the Abbot Offer Letter or any other agreement with the Company which breach, if capable of cure, is not cured within thirty

(30) days after receipt of written notice thereof or otherwise within the applicable notice and cure periods, if any, provided in the applicable agreement.

“Good Reason” means the occurrence of any of the following actions undertaken by the Company without Dr. Abbot’s consent: (i) the material diminution in Dr. Abbot’s responsibilities, authority and function; (ii) a material reduction in Dr. Abbot’s base salary, provided, however, that Good Reason will not be deemed to have occurred in the event of a reduction in Dr. Abbot’s base salary that is pursuant to a salary reduction program affecting substantially all of the senior level employees of the Company and that does not adversely affect Dr. Abbot to a greater extent than other similarly situated employees; or (iii) a change in the geographic location of the Company’s headquarters of more than fifty (50) miles.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Company’s common stock to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth information regarding our equity compensation plans in effect as of December 31, 2016:

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders: 2007 Plan, 2013 Plan and 2013 Employee Stock Purchase Plan (the “2013 ESPP”)(1)	3,710,350	$3.90	1,489,065	(4)
Equity compensation plans not approved by security holders(2):	200,000	$1.54	300,000
Total	3,910,350		1,789,065

(1)	The number of shares of stock available for issuance under the 2013 Plan will be automatically increased each January 1, beginning on January 1, 2014, by 4% of the outstanding number of shares of the Company’s common stock on the immediately preceding December 31 or such lesser number as determined by the compensation committee of the Company’s Board of Directors.
(2)	Represents 200,000 shares subject to an outstanding option granted to Dr. Storgard pursuant to the Company’s Inducement Equity Plan (the “Inducement Plan”) and 300,000 shares remaining available for future issuance pursuant to the Inducement Plan.
(3)	Excludes 525,250 shares subject to RSUs outstanding as of December 31, 2016 that were issued under the 2013 Plan.

(4)	This number includes 729,000 shares that are available for issuance under the 2013 ESPP and zero shares subject to purchase during the current purchase period. To date, the Company has not issued any shares pursuant to the 2013 ESPP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Compensation of Executive Officers” and the transactions described below, since the beginning of the fiscal year ended December 31, 2016, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Private Placement

The following table summarizes the participation in our Private Placement by our directors, entities affiliated with our directors, or holders of five percent or more of our voting securities:

Name of Investor	Shares of Class A Convertible Preferred Stock	Shares of Common Stock	Aggregate Purchase Price Paid
Entities affiliated with Redmile Group, LLC	2,819,549		$37,500.001.70
Entities affiliated with BVF Partners, L.P.		3,759,398	$9,999,998.68
Entities affiliated with EcoR1 Capital, LLC		1,879,699	$4,999,999.34
Entities affiliated with Franklin Advisers, Inc.		751,879	$2,000,000.00
The Investment 2002 Trust Dated 11/11/02(1)		375,939	$999,997.74
Timothy P. Coughlin		56,390	$149,997.40
Chris M. Storgard and Melinda Storgard Trustees of The Storgard Family Trust, June 28, 2012(2)		37,593	$99,997.38

(1)	William H. Rastetter, a member of our board of directors, is affiliated with The Investment 2002 Trust Dated 11/11/02.
(2)	Chris M. Storgard, one of our executive officers, is affiliated with The Storgard Family Trust, June 28, 2012.

Indemnification Agreements

We have entered into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Restricted Stock and Stock Option Awards

For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see “Election of Directors—Director Compensation” and “Compensation of Executive Officers.”

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of January 30, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after January 30, 2017, but excludes unvested stock options. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 30, 2017, as well as common stock issuable upon the vesting and settlement of restricted stock unit awards held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Shares beneficially owned include restricted shares of common stock acquired upon any early exercise of stock options granted under our 2007 Plan.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 41,386,506 shares of our common stock outstanding as of January 30, 2017 and, except as set forth in footnote (4) below, do not take into account 14,097,745 shares of common stock issuable upon conversion of all 2,819,549 Preferred Shares outstanding on such date.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned and underlying unvested Restricted Stock Units as of January 30, 2017	Number of Class A Convertible Preferred Convertible, Restricted Stock Units Vesting or Stock Options Exercisable Within 60 Days of January 30, 2017	Total	Percentage of Common Stock
5% or Greater Stockholders:
Entities affiliated with Polaris Venture Partners(2)	2,473,186	—	2,473,186	5.98%
Entities affiliated with Venrock Associates(3)	2,473,187	—	2,473,187	5.98%
Entities affiliated with Redmile Group, LLC (4)	1,419,058	3,016,836	4,435,894	9.99%
FMR LLC(5)	4,391,885	—	4,391,885	10.61%
Kingdon Capital Management, L.L.C.	2,615,847	—	2,596,489	6.32%
Entities affiliated with BVF Partners, L.P.(6)	3,759,398	—	3,759,398	9.08%
Entities affiliated with EcoR1 Capital, LLC(7)	2,537,026	—	2,537,026	6.13%
Entities affiliated with Franklin Advisers, Inc.(8)	6,076,879	—	6,076,879	14.68%
All 5% Stockholders as a group	25,746,466	3,016,836	28,763,302	64.78%
Named Executive Officers and Directors:
J. Scott Wolchko(9)	142,049	243,461	385,510	*
William H. Rastetter, Ph.D.(10).	577,632	20,000	597,632	1.44%
John D. Mendlein, Ph.D.(11)	156,774	51,562	208,336	*
Timothy P. Coughlin	56,390	40,169	96,559	*
Mark Enyedy	—	50,769	50,769	*
Robert S. Epstein	—	40,000	40,000	*
Amir Nashat, Sc.D.(2).	2,473,186	20,000	2,493,186	6.02%
Daniel D. Shoemaker, Ph.D.(12)	103,816	240,388	344,204	*
Stewart Abbot, Ph.D.(13)	43,863	103,607	147,470	*
All executive officers and directors as a group (11 persons)(14)	3,653,902	947,357	4,601,259	10.88%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Fate Therapeutics, Inc., 3535 General Atomics Court, Suite 200, San Diego, CA 92121.
(2)

Based on Schedule 13D filed on October 11, 2013 and consists of: (i) an aggregate of 2,386,464 shares of common stock held by Polaris Venture Partners V, L.P. (“Polaris Ventures”), (ii) an aggregate of 46,511 shares of common stock held by Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“Polaris Entrepreneurs’ Fund”), (iii) an aggregate of 16,347 shares of common stock held by Polaris Venture Partners Founders’ Fund V, L.P. (“Polaris Founders’ Fund”) and (iv) an aggregate of 23,864 shares of common stock held by Polaris Venture Partners Special Founders’ Fund V, L.P. (“Polaris Special Founders’ Fund”). Polaris Venture Management Co. V, L.L.C. (“PVM V”) is the general partner of each Polaris Ventures, Polaris Entrepreneurs’ Fund, Polaris Founders’ Fund and Polaris Special Founders’ Fund (collectively, the “Polaris Funds”). PVM V may be deemed to have sole power to vote and dispose of the shares held by the Polaris Funds. Each of Jonathan Flint and Terrance McGuire (collectively, the “Managing Members”) are the managing members of PVM V and may be deemed to share voting and dispositive power with respect to the shares held by the Polaris Funds. Dr. Nashat, a member of the Issuer’s board of directors, has a membership interest in PVM V and may be deemed to share voting and dispositive powers with respect to the shares held by the Polaris Funds by virtue of his relationship to PVM V. Each of PVM V, the Managing Members and Dr. Nashat disclaim beneficial ownership of all of the shares owned by the Polaris Funds, except to the extent of their respective and proportionate pecuniary interests therein. The address of the Polaris Funds is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.
(3)	Based on Schedule 13D filed on October 11, 2013 and consists of: (i) an aggregate of 2,231,558 shares of common stock held by Venrock Associates V, L.P. (“Venrock Associates”), (ii) an aggregate of 189,198 shares of common stock held by Venrock Partners V, L.P. (“Venrock Partners”) and (iii) an aggregate of 52,431 shares of common stock held by Venrock Entrepreneurs Fund V, L.P. (“Venrock Entrepreneurs”). The sole general partner of Venrock Associates is Venrock Management V, LLC (“VM5”). The sole general partner of Venrock Partners is Venrock Partners Management V, LLC (“VPM5”). The sole general partner of Venrock Entrepreneurs is VEF Management V, LLC (“VEFM5”). VM5, VPM5 and VEFM5 disclaim beneficial ownership over all shares held by Venrock Associates, Venrock Partners and Venrock Entrepreneurs, except to the extent of any pecuniary interest therein. Director William H. Rastetter, Ph.D. was formerly a partner of Venrock Associates, but does not have voting or investment control over the shares held by the Venrock entities. The mailing address of the beneficial owner is 3340 Hillview Avenue, Palo Alto, CA 94304.
(4)	Based on Schedule 13G/A filed February 14, 2017, Redmile Group, LLC’s (“Redmile”) beneficial ownership includes 1,419,058 shares of common stock and 14,097,745 shares of common stock issuable upon conversion of 2,819,549 outstanding shares of Class A Convertible Preferred Stock (for which the terms of the Class A Convertible Preferred Stock provide that the holder is limited in the number of shares it may convert into such that it will not own in excess of 9.99% of the then outstanding shares of common stock) owned by certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. for which Redmile serves as the general partner and/or investment manager. If Proposal 3 in this proxy statement is approved by the stockholders and Redmile elects pursuant to the CoD to increase the percentage of shares of common stock that it, together with its affiliates, may beneficially own to cover the maximum number of shares of common stock issuable upon conversion of all outstanding shares of Class A Convertible Preferred Stock held by Redmile, then Redmile would beneficially own an aggregate of 15,516,803 shares of common stock, representing a beneficial ownership percentage of 27.97%. Redmile, as the general partner and/or investment manager to the limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc., insofar as they may be deemed to have the power to direct the voting or disposition of those shares. Each of Redmile and Jeremy Green disclaims beneficial ownership as to the shares, except to the extent of his or its pecuniary interests therein. The mailing address of the beneficial owners is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.
(5)

Based on Schedule 13G/A filed on February 14, 2017 and includes an aggregate of 1,760,366 shares of common stock held by Select Biotechnology Portfolio. Abigail P. Johnson and FMR LLC, through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 4,391,885 shares owned by the funds. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the family of Abigail P. Johnson are the predominant owners of FMR LLC and may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The mailing address of the beneficial owner is 245 Summer Street, Boston, MA 02210.
(6)	Includes (i) 1,715,611 shares of common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 1,105,088 shares of common stock held by Biotechnology Value Fund II, L.P. (“BFV2”), (iii) 331,022 shares of common stock held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 429,876 shares held by MSI BVF SPV LLC (“MSI BVF”), and (v) 177,801 shares held by Investment 10, LLC (“I10”). BVF Partners L.P. (“Partners”), as the general partner of BVF and BVF2, the investment manager of Trading Fund OS, and the attorney-in-fact of MSI BVF and the investment advisor of I10, may be deemed to beneficially own the 3,759,398 shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, MSI BVF and I10. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 3,759,398 shares of common stock beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the 3,759,398 shares of common stock beneficially owned by BVF Inc. Each of BVF, BVF2, Trading Fund OS, MSI BVF, I10, Partners, BVF Inc. and Mr. Lampert is referred to as a “Reporting Person” and collectively as the “Reporting Persons.” Each Reporting Person disclaims beneficial ownership of the securities it holds except to the extent of its pecuniary interest. The mailing address of the beneficial owners is One Sansome Street, 30th Floor, San Francisco, California 94104.
(7)	Includes (i) 1,899,566 shares of common stock held by EcoR1 Capital Fund Qualified, LP and (ii) 637,460 shares of common stock held by EcoR1 Capital Fund, LP. Oleg Nodelman, founder and managing director of EcoR1 Capital Fund, LP, may be deemed to beneficially own the 3,759,398 shares of common stock held by EcoR1 Capital Fund, LP and EcoR1 Capital Fund Qualified, LP. The mailing address of the beneficial owners is 409 Illinois Street, San Francisco, CA 94158.
(8)	Includes (i) 3,703,102 shares of common stock held by Franklin Templeton Investment Fund – Franklin Biotechnology Discovery Fund and (ii) 2,373,777 shares of common stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund. Franklin Advisers, Inc., or FAV, an indirectly wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc., or FRI, may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to Franklin Strategic Series - Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The mailing address of the beneficial owners is One Franklin Parkway, San Mateo, CA 94403.
(9)	Consists of 243,461 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2017.
(10)	Consists of (i) 459,272 shares of common stock held by The Investment 2002 Trust dated November 11, 2001 (the “Investment Trust”), (ii) 118,360 shares of common stock held by The Rastetter Family Trust, dated September 2, 2010 (the “Rastetter Family Trust”), and (iii) options to purchase 20,000 shares of common stock that are exercisable within 60 days of January 30, 2017 held by Dr. Rastetter. William Rastetter is the sole trustee of the Investment Trust and has sole dispositive power over the shares held by this entity. William Rastetter and Marisa Gard Rastetter, as co-trustees of the Rastetter Family Trust, share dispositive power over the shares held by this entity.
(11)	Consists of 51,562 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2017.

(12)	Consists of 240,388 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2017.
(13)	Consists of 103,607 shares of common stock issuable pursuant to stock options exercisable within 60 days of January 30, 2017.
(14)	Includes the number of shares beneficially owned by the executive officers and directors listed in the above table, as well as (i) 53,509 shares of common stock owned of record by Cindy R. Tahl, our General Counsel and Corporate Secretary, (ii) options to purchase 131,151 shares of common stock that are exercisable within 60 days of January 30, 2017 held by Ms. Tahl, (iii) 14,090 shares of common stock owned of record by Chris M. Storgard, our Chief Medical Officer, (iv) 37,593 shares of common stock held by The Storgard Family Trust, June 28, 2012, which is affiliated with Dr. Storgard, and (v) options to purchase 6,250 shares of common stock that are exercisable within 60 days of January 30, 2017 held by Dr. Storgard.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2016, except one Form 3 filed on behalf of Dr. Chris M. Storgard which inadvertently did not include a holding due to administrative error. A Form 3/A was subsequently filed to correct this error.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fatetherapeutics.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2016 with the Company’s management and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2016.

The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE

TIMOTHY P. COUGHLIN, CHAIRMAN
MARK J. ENYEDY
WILLIAM H. RASTETTER, PH.D.

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of American Stock Transfer & Trust Company, LLC (“AST”), at One Embarcadero Center, Suite 530, San Francisco, CA 94111.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting AST as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at www.fatetherapeutics.com or you can request a copy free of charge by calling Investor Relations at (858) 875-1800 or sending an e-mail request to Investor Relations by accessing our website (www.fatetherapeutics.com), selecting the “Investors & Media” tab and then selecting “Contact Us.” Please include your contact information with the request.

By Order of the Board of Directors

Fate Therapeutics, Inc.

Sincerely,

/s/ J. Scott Wolchko J. Scott Wolchko President and Chief Executive Officer

San Diego, California

March     , 2017

☐                         ∎

FATE THERAPEUTICS, INC.

Proxy for Annual Meeting of Stockholders on May 2, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Cindy R. Tahl as proxy, with the power to appoint her substitute, and hereby authorizes her to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Fate Therapeutics, Inc. held of record by the undersigned at the close of business on March 9, 2017 at the Annual Meeting of Stockholders to be held May 2, 2017 at 8:00 a.m. Pacific Time at 3535 General Atomics Court, Suite 200, San Diego, California 92121, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

∎ 1.1	14475 ∎

ANNUAL MEETING OF STOCKHOLDERS OF

FATE THERAPEUTICS, INC.

May 2, 2017

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/18615/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

∎	20230300300000000000 1	050217

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of two class I directors: NOMINEES:				2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert S. Epstein, M.D., M.S. John D. Mendlein, Ph.D., J.D.

      December 31, 2017.

3.    To approve, under applicable Nasdaq listing rules, the issuance of 14,097,745 shares of the Company’s common stock upon the conversion of 2,819,549 outstanding shares of the Company’s Class A Convertible Preferred Stock.

					☐	☐	☐
				4. To approve an amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan and to approve the material terms for payment of performance-based compensation.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

In her discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ANNUAL MEETING OF STOCKHOLDERS OF

FATE THERAPEUTICS, INC.

May 2, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18615/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎	20230300300000000000 1	050217

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of two class I directors: NOMINEES:				2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Robert S. Epstein, M.D., M.S. John D. Mendlein, Ph.D., J.D.

      December 31, 2017.

3.    To approve, under applicable Nasdaq listing rules, the issuance of 14,097,745 shares of the Company’s common stock upon the conversion of 2,819,549 outstanding shares of the Company’s Class A Convertible Preferred Stock.

					☐	☐	☐
				4. To approve an amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan and to approve the material terms for payment of performance-based compensation.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

In her discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎